Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Second Quarter Fiscal 2024 Financial Results

•
Net Sales $57.9 Million – Up 6.4%
•
Gross Margin 45.7%
•
Traditional Channel Sales $34.5 Million – Up 8.7%
•
E-Commerce Channel Sales $23.4 Million – Up 3.3%

COLUMBIA, Mo., November 30, 2023 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the second quarter of fiscal 2024 ended October 31, 2023.

Second Quarter Fiscal 2024 Financial Highlights

•
Quarterly net sales were $57.9 million, an increase of $3.5 million, or 6.4%, compared with net sales of $54.4 million for the comparable quarter last year. Traditional channel net sales increased 8.7%, while e-commerce net sales increased 3.3%. Compared with pre-COVID levels in fiscal 2020, quarterly net sales increased 21.3%.
•
Quarterly gross margin was 45.7%, a decrease of 200 basis points, compared with quarterly gross margin of 47.7% for the comparable quarter last year.
•
Quarterly GAAP net income was $77,000, or $0.01 per diluted share, compared with GAAP net income of $370,000, or $0.03 per diluted share, for the comparable quarter last year.
•
Quarterly non-GAAP net income was $3.3 million, or $0.25 per diluted share, compared with non-GAAP net income of $4.0 million, or $0.29 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.
•
Quarterly non-GAAP Adjusted EBITDAS was $5.2 million, or 9.0% of net sales, compared with $6.4 million, or 11.8% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and Chief Executive Officer, said, “Our second quarter results reflect solid performance in net sales and capital management, as well as ongoing progress against our long-term strategic objectives. Net sales grew by 6.4% compared with the second quarter last year, a result that exceeded our expectations and represented growth of more than 21% over our pre-pandemic second quarter of fiscal 2020. Our shooting sports category saw

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

a slight decline in net sales compared with the prior year, consistent with industry trends in that space. That decline was offset by growth in our outdoor lifestyle category, demonstrating the strength of our brands in this growing part of our business. In fact, our outdoor lifestyle category accounted for nearly 60% of our total net sales in the second quarter. We believe this growth reflects our strategy to intentionally place our brands where consumers expect to find them, whether online or in-store. Accordingly, both our e-commerce and our traditional channels delivered net sales growth in the second quarter.

“Retail expansion is an important part of our growth strategy. During the second quarter, we were proud to join forces with Academy Sports + Outdoors to bring Academy customers a select lineup of our MEAT! Your Maker brand meat processing equipment. Originally launched in 2019 as an entirely new, exclusively direct-to-consumer brand of high-quality meat processing equipment, MEAT! quickly developed a loyal following among consumers who appreciate the brand’s premium, professional grade equipment quality, its commitment to user education, its industry-leading lifetime warranty, and its authentic personality. The expansion into Academy marks an important milestone for our MEAT! brand and provides us a great opportunity to introduce this exciting product lineup to new, potential customers through one of the industry’s leading retailers.”

Andrew Fulmer, Chief Financial Officer, said, “In the second quarter of fiscal 2024, we delivered net sales growth; we maintained a strong balance sheet; and we continued to return cash to stockholders through our share repurchase program, all while continuing to navigate market uncertainty stemming from cautious inventory management by retailers, and reduced consumer demand. We continued to maintain a strong balance sheet, ending the quarter with $8.4 million in cash and no debt, after repurchasing approximately $1.5 million of our common stock.”

“We believe our brands remain well positioned to capitalize on positive, long-term consumer outdoor participation trends. As a result, we continue to believe that our net sales for fiscal 2024 could exceed fiscal 2023 net sales by as much as 3.5%. We also believe our solid financial position enables us to continue investing in our business, returning capital to our stockholders, and addressing the exciting growth opportunities we have identified for our company,” concluded Fulmer.

Conference Call and Webcast

The Company will host a conference call and webcast today, November 30, 2023, to discuss its second quarter fiscal 2024 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income and “Adjusted EBITDAS” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) facility consolidation costs, (iv) technology implementation, (v) acquisition costs, (vi) stockholder cooperation agreement costs, (vii) income tax adjustments, (viii) interest expense, (ix) income tax expense, and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and defense products, for rugged outdoor enthusiasts. The Company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our strategy to intentionally place our brands where consumers expect to find them, whether online or in-store; our belief that our brands remain well positioned to capitalize on positive, long-term consumer outdoor participation trends; our continued belief that our net sales for fiscal 2024 could exceed fiscal 2023 net sales by as much as 3.5%; and our belief that our solid financial position enables us to continue investing in our business, returning capital to our stockholders, and addressing the exciting growth opportunities we have identified for our company. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of:
	October 31, 2023	April 30, 2023
	(Unaudited)
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$8,379	$21,950
Accounts receivable, net of allowance for credit losses of $129 on October 31, 2023 and $125 on April 30, 2023	40,447	26,846
Inventories	109,123	99,734
Prepaid expenses and other current assets	6,016	7,839
Income tax receivable	301	1,251
Total current assets	164,266	157,620
Property, plant, and equipment, net	8,783	9,488
Intangible assets, net	46,351	52,021
Right-of-use assets	23,736	24,198
Other assets	514	260
Total assets	$243,650	$243,587
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,805	$11,544
Accrued expenses	12,271	8,741
Accrued payroll, incentives, and profit sharing	2,932	1,813
Lease liabilities, current	985	904
Total current liabilities	33,993	23,002
Notes and loans payable	—	4,623
Lease liabilities, net of current portion	23,648	24,064
Other non-current liabilities	18	34
Total liabilities	57,659	51,723
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,605,941 shares issued and 12,966,416 shares outstanding on October 31, 2023 and 14,447,149 shares issued and 13,233,151 outstanding on April 30, 2023	15	14
Additional paid in capital	274,708	272,784
Retained deficit	(66,411)	(62,375)
Treasury stock, at cost (1,481,989 shares on October 31, 2023 and 1,213,998 shares on April 30, 2023)	(22,321)	(18,559)
Total equity	185,991	191,864
Total liabilities and equity	$243,650	$243,587

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2023	2022	2023	2022
	(Unaudited)
Net sales	$57,931	$54,436	$101,376	$98,112
Cost of sales	31,441	28,474	55,167	53,111
Gross profit	26,490	25,962	46,209	45,001
Operating expenses:
Research and development	1,675	1,557	3,274	3,313
Selling, marketing, and distribution	15,414	13,924	27,468	25,704
General and administrative	9,423	10,615	19,573	21,679
Total operating expenses	26,512	26,096	50,315	50,696
Operating loss	(22)	(134)	(4,106)	(5,695)
Other income, net:
Other income, net	53	585	92	826
Interest income/(expense), net	6	(242)	(7)	(428)
Total other income, net	59	343	85	398
Income/(loss) from operations before income taxes	37	209	(4,021)	(5,297)
Income tax (benefit)/expense	(40)	(161)	15	28
Net income/(loss)	$77	$370	$(4,036)	$(5,325)
Net income/(loss) per share:
Basic	$0.01	$0.03	$(0.31)	$(0.40)
Diluted	$0.01	$0.03	$(0.31)	$(0.40)
Weighted average number of common shares outstanding:
Basic	13,010	13,465	13,100	13,454
Diluted	13,256	13,589	13,100	13,454

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended October 31,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net loss	$(4,036)	$(5,325)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	7,927	8,272
Loss on sale/disposition of assets	7	(5)
Provision for credit losses on accounts receivable	6	16
Stock-based compensation expense	1,938	1,835
Changes in operating assets and liabilities:
Accounts receivable	(13,607)	(3,694)
Inventories	(9,389)	10,239
Accounts payable	6,331	(4,058)
Accrued liabilities	3,530	1,823
Other	4,078	(2,936)
Net cash (used in)/provided by operating activities	(3,215)	6,167
Cash flows from investing activities:
Payments to acquire patents and software	(761)	(2,495)
Proceeds from sale of property and equipment	131	—
Payments to acquire property and equipment	(951)	(816)
Net cash used in investing activities	(1,581)	(3,311)
Cash flows from financing activities:
Payments on notes and loans payable	(5,000)	(5,170)
Payments to acquire treasury stock	(3,762)	(756)
Cash paid for debt issuance costs	—	(88)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	339	287
Payment of employee withholding tax related to restricted stock units	(352)	(295)
Net cash used in financing activities	(8,775)	(6,022)
Net decrease in cash and cash equivalents	(13,571)	(3,166)
Cash and cash equivalents, beginning of period	21,950	19,521
Cash and cash equivalents, end of period	$8,379	$16,355
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$196	$393
Income taxes	$(936)	$86

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)
	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2023	2022	2023		2022

GAAP gross profit	$26,490	$25,962	$46,209		$45,001
Facility consolidation costs	—	158	—		158
Non-GAAP gross profit	$26,490	$26,120	$46,209		$45,159

GAAP operating expenses	$26,512	$26,096	$50,315		$50,696
Amortization of acquired intangible assets	(2,960)	(3,074)	(5,921)		(6,150)
Stock compensation	(1,005)	(1,121)	(1,938)		(1,835)
Facility consolidation costs	—	(134)	—		(134)
Technology implementation	(66)	(273)	(359)		(1,042)
Acquisition costs	—	—	—		(47)
Stockholder cooperation agreement costs	—	(167)	—		(1,177)
Other	(204)	—	(204)		—
Non-GAAP operating expenses	$22,277	$21,327	$41,893		$40,311

GAAP operating income/(loss)	$(22)	$(134)	$(4,106)		$(5,695)
Amortization of acquired intangible assets	2,960	3,074	5,921		6,150
Stock compensation	1,005	1,121	1,938		1,835
Facility consolidation costs	—	292	—		292
Technology implementation	66	273	359		1,042
Acquisition costs	—	—	—		47
Stockholder cooperation agreement costs	-	167	—		1,177
Other	204	—	204		—
Non-GAAP operating income	$4,213	$4,793	$4,316		$4,848

GAAP net income/(loss)	$77	$370	$(4,036)		$(5,325)
Amortization of acquired intangible assets	2,960	3,074	5,921		6,150
Stock compensation	1,005	1,121	1,938		1,835
Facility consolidation costs	—	292	—		292
Technology implementation	66	273	359		1,042
Acquisition costs	—	—	—		47
Stockholder cooperation agreement costs	-	167	—		1,177
Other	204	—	204		—
Income tax adjustments	(1,023)	(1,342)	(997)		(1,178)
Non-GAAP net income	$3,289	$3,955	$3,389		$4,040

GAAP net loss per share - diluted	$0.01	$0.03	$(0.31)		$(0.40)
Amortization of acquired intangible assets	0.22	0.23	0.45		0.46
Stock compensation	0.08	0.08	0.15		0.14
Facility consolidation costs	—	0.02	—		0.02
Technology implementation	—	0.02	0.03		0.08
Acquisition costs	—	—	—		—
Stockholder cooperation agreement costs	—	0.01	—		0.09
Other	0.02	—	0.02		—
Income tax adjustments	(0.08)	(0.10)	(0.08)		(0.09)
Non-GAAP net income per share - diluted (a)	$0.25	$0.29	$0.25	(a)	$0.30

(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2023	2022	2023	2022
GAAP net income/(loss)	$77	$370	$(4,036)	$(5,325)
Interest expense	(6)	242	7	428
Income tax expense	(40)	(161)	15	28
Depreciation and amortization	3,935	4,110	7,880	8,272
Stock compensation	1,005	1,121	1,938	1,835
Technology implementation	66	273	359	1,042
Acquisition costs	—	—	—	47
Facility consolidation costs	—	292	—	292
Stockholder cooperation agreement costs	—	167	—	1,177
Other	204	—	204	—
Non-GAAP Adjusted EBITDAS	$5,241	$6,414	$6,367	$7,796